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                                                                     EXHIBIT 23

                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors and Stockholders
First Brands Corporation:

We consent to incorporation by reference in the Registration Statement No. 333-25773 on Form S-4 and Nos. 33-35770, 33-56992 and 33-56503 on Form S-8 of
First Brands Corporation of our report dated August 1, 1997, relating to the consolidated balance sheets of First Brands Corporation and subsidiaries as of June 30, 1997 and 1996, and the related consolidated statements of income, stockholders' equity, and cash flows for each of the years in the three-year period ended June 30, 1997, and our report dated August 1, 1997 on the related schedule, which reports respectively are incorporated by reference and appear in the June 30, 1997 annual report on Form 10-K of First Brands Corporation.


                                          /s/ KPMG Peat Marwick LLP
                                          -----------------------------
                                          KPMG Peat Marwick, LLP

New York, New York
September 22, 1997


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